UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 27, 2018

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OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16537 (Commission File Number)	36-4370966 (I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania (Address of Principal Executive Offices)	18015-1360 (Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2019, Mr. Brian Smith, who currently heads the molecular collections business of OraSure Technologies, Inc. (the “Company”) and currently serves as Executive Vice President, Business Unit Leader, Molecular Solutions of DNA Genotek, Inc. (“DNAG”), will become Vice Chairman and Executive Vice President, Innovation.  Mr. Smith will serve in this role until he retires from DNAG on February 5, 2020 (the “Retirement Date”).  Mr. Smith will be succeeded by Ms. Kathleen G. Weber, who will assume the position of Executive Vice President, Business Unit Leader, Molecular Solutions effective January 1, 2019.

In connection with the foregoing, DNAG has entered into a Retirement Agreement, dated as of January 1, 2019 (the “Retirement Agreement”), with Mr. Smith, which sets forth the following terms for his employment from January 1, 2019 through the Retirement Date (the “Transition Period”):

i.

During the Transition Period, Mr. Smith will, among other things, lead the Company’s global innovation function, consult on strategy and business development matters, and transition his duties as Executive Vice President, Business Unit Leader, Molecular Solutions to Ms. Weber.

ii.

Mr. Smith will be eligible to receive an incentive cash bonus under the Company’s 2019 Incentive Plan based on a 40% base salary target set for Executive Vice Presidents, consistent with past practice.

iii.	The unvested portions of time-vested restricted stock (“Restricted Stock”) awards received by Mr. Smith prior to January 1, 2019 will vest in full as of the Retirement Date.
iv.

The unvested portions of performance-vested restricted units (“PVRU’s”) received by Mr. Smith prior to January 1, 2019 will vest in full three years after the grant date, subject to the satisfaction of performance measures applicable to such PVRU’s, in accordance with the original terms of the relevant award agreement pursuant to which such PVRUs were granted to Mr. Smith, but without the requirement that Mr. Smith continue to be employed by the Company after the Retirement Date.

v.

Mr. Smith will receive his normal annual equity awards in 2019 for his performance during 2018 and in 2020 for his performance during 2019 (the “2019/2020 LTIP Awards”), pursuant to the Company’s Long-Term Incentive Policy (“LTIP”).  The 2019/2020 LTIP Awards will have a grant date value determined for an Executive Vice President (i.e. ranging from 95% to 155% of base salary with a target of 125%) under the LTIP, will consist of 50% Restricted Stock and 50% PVRUs and will have the same terms as the LTIP awards made to other senior executives under the LTIP, except that (a) the Restricted Stock portion of the awards will vest on the Retirement Date and (b) the PVRU portion of the awards will vest three years after the grant date, subject to the satisfaction of performance measures determined by the Board, but without the requirement that Mr. Smith continue to be employed after the Retirement Date.

vi.

Mr. Smith will receive supplemental equity awards in 2019 and 2020 at the same time the annual LTIP awards are granted to other senior executives during such years (each a “Supplemental Award”).  Each Supplemental Award shall range from 25,000 to 37,500 PVRUs for achievement of 100% - 120% of the applicable net revenue budget for DNAG for 2019 and 2020, as applicable, and shall vest one year after the grant date to the extent the net revenue target is met with respect to the applicable year.

The foregoing description is qualified in its entirety by reference to the specific terms of the Retirement Agreement, a copy of which is attached as Exhibit 10.1 to this Report and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Retirement Agreement, dated as of January 1, 2019, between DNA Genotek, Inc. and Brian Smith.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: December 27, 2018	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

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